UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2009

Gottschalks Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

1-09100	77-0159791
(Commission File Number)	(I.R.S. Employer Identification Number)

7 River Park Place East
Fresno, California    93720
(Address of principal executive offices including zip code)

(559) 434-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On February 13, 2009, the United States Bankruptcy Court for the District of Delaware (the "Court"), which has jurisdiction over the reorganization proceedings for Gottschalks Inc. (the "Company") under Chapter 11 of the United States Bankruptcy Code, entered on its docket an order (the "Final Order") granting final approval of the Company's Senior Secured, Super-Priority, Debtor-in-Possession Credit Agreement, as amended, modified, supplemented or waived through the date of the Final Order (the "DIP Credit Agreement"). The Court previously granted interim approval of the DIP Credit Agreement on January 15, 2009.

The parties to the DIP Credit Agreement and a summary of its material terms, except for certain amendments described below that the parties agreed to prior to the entry of the Final Order, were set forth in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2009, and such information is incorporated by reference into this Item 1.01.

The parties to the DIP Credit Agreement entered into a Supplemental Agreement No. 1, dated as of February 13, 2009, which amended the DIP Credit Agreement to, among other matters, extend the maturity date of the Company's credit facility governed thereunder to January 16, 2010.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gottschalks Inc. (Registrant)

February 18, 2009	By: /s/ J. Gregory Ambro J. Gregory Ambro Chief Operating Officer